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                                                                    EXHIBIT 23.2

                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-32103) of Fisher Companies Inc. of our report dated March 26, 1998, relating to the financial statements of Retlaw Broadcasting, LLC, which appears in the Current Report on Form 8-K of Fisher Companies Inc. dated September 14, 1999.

/s/ Miller, Kaplan, Arase & Co., LLP

Miller, Kaplan, Arase & Co., LLP
North Hollywood, California
September 13, 1999